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EXHIBIT 21.1               SUBSIDIARIES OF PARADYNE NETWORKS, INC.

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
                                                        DOMESTIC OR FOREIGN &
NAME                                                   COUNTRY OF INCORPORATION
Paradyne Networks, Inc.*                              Domestic - Delaware
Paradyne Corporation                                  Domestic - Delaware
Paradyne Canada, LTD                                  Foreign - Canada
Paradyne International LTD                            Foreign - UK
Paradyne International Sales Ltd.                     Foreign - Barbados
Paradyne Worldwide Corp.                              Domestic - Delaware
Ark Electronic Products, Inc.                         Domestic - Florida
Communications Equipment Corporation                  Domestic - Delaware
Paradyne Finance Corp.                                Domestic - Delaware
Paradyne Services, LLC                                Domestic Limited Liability
Elastic Networks Inc.                                   Company - Delaware
                                                      Domestic - Delaware